SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                 FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                               February 4, 2004
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission            (I.R.S. Employer
       Incorporation)                File No.            Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)






ITEM 5.  OTHER EVENTS.

The following is an update of our drilling operations as of the date of this
Report:

Fuller Reservoir Field B Fremont County, Wyoming

In early December 2003, we contracted for a drilling rig and moved onto the Fuller #8 location, which was drilled to a total depth of 6,835 feet. As is typical for this area, the well encountered numerous potentially productive sands, many of which exhibited attractive gas shows while drilling. The well is currently being completed and should begin selling gas soon. This is the third well drilled by us and will become the fourth company-operated producing well in the Fuller Reservoir Field.

In late December, we acquired the rights to 640 acres in a Wyoming State lease that was due to expire on December 31, 2003 that is immediately adjacent to our other leasehold in the Fuller Reservoir Field. A rig was moved to the new lease and began drilling on December 28, 2003. While drilling, a fault was encountered and the well experienced approximately 14 days of additional drilling due to problems associated with lost circulation. The well eventually encountered many potentially productive horizons and shows. Casing was set on January 30, 2004, and completion is scheduled for February.

The drilling rig will now move to our Fuller #12 location, which we anticipate will be drilled during the first half of February. We anticipate that the rig will remain active and will drill a new company-operated well approximately every three weeks for the foreseeable future.

Our gross leasehold in the Fuller Reservoir Field now totals approximately 2,100 acres, with an average 68% working interest.

Padgett Field B Sumner County, Kansas

Our 17 productive wells in the Padgett Field are producing from four different horizons. During the second quarter of FY2004, the field averaged 740 barrels of oil equivalent per day (BOEPD). As of January 31, 2004, the field was producing approximately 1,000 BOEPD.

We have scheduled a small 3-D seismic evaluation in February to better determine the extent of the productive zones. We own an approximate 95% working interest in the Padgett Field properties.

Deerlick Field B Tuscaloosa County, Alabama

We drilled two primarily low-volume, long-lived coalbed methane wells in December 2003. Plans call for the drilling of approximately one well per month for the remainder of FY2004. We own an approximate 98% working interest in 65 wells in the Deerlick Field.

Frisco Field B Point Coupee Parish, Louisiana

We operate 11 producing wells in this field. In early September 2003, the best well in the field, the Barton #1, which had been producing an average of 195 barrels of oil per day (BOPD), ceased production due to a reservoir collapse. We plugged the well and sidetracked to a new bottom hole location. Work was completed at the end of December 2003, and the well was returned to production on January 14, 2004. From January 14, 2004 through January 31, 2004, the well averaged 370 BOEPD, and it continues to produce at a similar rate. We own a 90% working interest in the well and the Frisco Field.

                                      2


Laramie County, Wyoming

We have two prospects in this area (Trailblazer and Tracy) and a total leasehold interest of approximately 25,000 acres.

Drilling of the Gross #1 well began on January 25, 2004. We anticipate that the well will eventually be drilled horizontally in the Niobrara formation. The Trailblazer Prospect is near the Silo Field, which is also a horizontally drilled Niobrara field, with cumulative production to date of approximately 10 million barrels of oil equivalent (BOE). Initial results should be available in late February 2004. We own a 50% working interest in this prospect.

We anticipate that the rig used to drill the Gross #1 well will then be moved to a location on the Tracy Prospect, where we plan for it to drill an 8,000-foot vertical test. We own 100% of the working interest in this prospect.

Eland Field B Stark County, North Dakota

In early December 2003, we acquired an approximate 6.8% working interest in the Eland, Stadium, Subdivision and Livestock Fields. Current daily production net to us is approximately 330 BOEPD. The operator has proposed a new well at the edge of the Eland Field, which is expected to spud in late February or early March.

Washington County, Colorado

During the second quarter of FY2004, we continued our lease acquisition program in Washington County, where we now own approximately 130,000 acres, most of which is contiguous.

A 3-D seismic acquisition program was initiated on January 12, 2004 and should be completed by early March. Drilling activity should be underway in the fourth quarter of FY2004.

We own a 100% working interest in the leasehold that is subject to an agreement with Edward Mike Davis LLC (ADavis@). Depending on the magnitude of success in the area, Davis can earn additional stock and reversionary working interests.

Yellowstone County, Montana B Mosser Dome

During the latter part of calendar 2003, we acquired approximately 17,000 acres of leasehold on the Mosser Dome anticline. Two primary zones are of interest, and we plan to drill an initial test well in March or April 2004. We own 100% of this prospect.

Mesa County, Colorado B Vega Unit

We own a 100% working interest in approximately 3,200 acres of leasehold in Mesa County. In early spring of 2004, we plan to test existing and not yet completed zones in four shut-in wells on the property, returning the wells to production shortly thereafter. Additional drilling will depend upon results from the existing four wells.


                                        3


Fremont County, Wyoming B Iron Horse Unit

We currently own approximately 1,200 acres and one shut-in well in the Iron Horse Unit in Fremont County. Noble Energy has drilled a 15,000-foot well nearby that is currently testing various zones of interest. We are evaluating the area for potential future drilling operations.

Offshore California B East Half of POCS Lease 451

In early October 2003, we announced that the interest owners in Lease 451 had received all necessary permits to develop a new structure in the east half of this lease. The operator expects drilling operations to begin in early April 2004. Our working interest in the project totals 6.25%.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is furnished pursuant to Item 12, is not to be considered "filed" under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and shall not be incorporated by reference into any of Delta Petroleum Corporation's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

     (c) EXHIBITS.

                 99.1 - Press Release dated February 4, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On November 6, 2003 Delta Petroleum Corporation reported its operating results for the quarter ended September 30, 2003. The Press Release is attached hereto as Exhibit 99.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)



Date:  February 4, 2004               By: /s/ Roger A. Parker
                                          -----------------------------
                                          Roger A. Parker, President











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